                    AMENDED AND RESTATED DECLARATION OF TRUST
                    -----------------------------------------
                                       OF
                                       --
                      NUVEEN S&P 500 BUY-WRITE INCOME FUND
                      ------------------------------------
             (formerly known as Nuveen Equity Premium Income Fund,
             -----------------------------------------------------
                            until December 22, 2014
                            -----------------------

       This Declaration of Trust establishing the Nuveen Premium Income Strategy Fund, made on the 23rd day of July 2004 by the initial Trustee thereunder, as amended and restated as of the 2nd day of September 2004 in order to change the name to Nuveen Equity Premium Income Fund, is hereby amended and restated in its entirety effective as of the 22nd day of December 2014 in order to change the name of the Trust from Nuveen Equity Premium Income Fund to Nuveen S&P 500 Buy-Write Income Fund and to cure, correct and supplement certain defective or inconsistent provisions contained therein.

       WHEREAS, the Trustees desire to establish a trust fund for the purposes of carrying on the business of a management investment company; and

       WHEREAS, in furtherance of such purposes, the Trustees and any successor Trustees elected in accordance with Article V hereof are acquiring and may hereafter acquire assets and properties which they will hold and manage as trustees of a Massachusetts business trust with transferable shares in accordance with the provisions hereinafter set forth;

       NOW, THEREFORE, the Trustees and any successor Trustees elected in accordance with Article V hereof hereby declare that they will hold all cash, securities and other assets and properties, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST, that they will manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

                                    ARTICLE I
                                    ---------

                              NAME AND DEFINITIONS
                              --------------------

Section 1. Name. This Trust shall be known as the "Nuveen S&P 500 Buy-Write Income Fund," and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

           (a) The "Trust" refers to the Massachusetts voluntary association established by this Declaration of Trust, as amended from time to time, pursuant to Massachusetts General Laws, Chapter 182;

           (b) "Trustee" or "Trustees" refers to each signatory to this Declaration of Trust so long as such signatory shall continue in office in accordance with the terms hereof, and all other individuals who at the time in question have been duly elected or appointed and qualified in accordance with
Article V hereof and are then in office;

           (c)   "Shares"  mean the shares of beneficial  interest  described in
Article IV hereof and include fractions of Shares as well as whole Shares;

           (d)   "Shareholder" means a record owner of Shares;

           (e) The "1940 Act" refers to the Investment Company Act of 1940 (and any successor statute) and the Rules and Regulations thereunder, all as amended from time to time;

           (f) The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Principal Underwriter" and "vote of a majority of the outstanding voting securities" shall have the meanings given them in the 1940 Act;

           (g)   "Declaration  of  Trust"  or  "Declaration"   shall  mean  this
Declaration of Trust as amended or restated from time to time; and

           (h) "By-Laws" shall mean the By-laws of the Trust as amended from time to time.

                                   ARTICLE II
                                   ----------

                           NATURE AND PURPOSE OF TRUST
                           ---------------------------

       The Trust is a voluntary association (commonly known as a business trust) of the type referred to in Chapter 182 of the General Laws of the Commonwealth of Massachusetts. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers.

The purpose of the Trust is to engage in, operate and carry on the business of a closed-end management investment company and to do any and all acts or things as are necessary, convenient, appropriate incidental or customary in connection therewith, including, without limitation, the following:

              to hold, invest, and reinvest its funds, and in connection therewith to hold part of all of its funds in cash, and to purchase or otherwise sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon securities and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness created or issued by any person, firms, associations, corporations, syndicates, combinations, and other negotiable or non-negotiable instruments, obligation and evidences of indebtedness; and to exercise, as owner or holder of any securities or other instruments, all rights, powers, and privileges in respect thereof; and to do any and all acts and things for the preservation, protection and improvement of any and all such securities or other instruments, and, in general, to conduct the business of a closed-end investment company as that term is defined in the 1940 Act; and

              To engage in any lawful act or activity for which business trusts may be organized under Massachusetts law.

              The Trust set forth in this instrument shall be deemed made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. No provision of this Declaration shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.

              The enumeration herewith of the objects and purposes of the Trust shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Trust may lawfully pursue or exercise.

                                   ARTICLE III
                                   -----------

                  REGISTERED AGENT; PRINCIPAL PLACE OF BUSINESS
                  ---------------------------------------------

       The name of the registered agent of the Trust is CT Corporation System at 101 Federal Street, Boston, Massachusetts. The principal place of business of the Trust is 333 West Wacker Drive, Chicago, Illinois 60606. The Trustees may, without the approval of Shareholders, change the registered agent of the Trust and the principal place of business of the Trust.

                                   ARTICLE IV
                                   ----------

                               BENEFICIAL INTEREST
                               -------------------

Section 1. Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into such transferable Shares of beneficial interest, of such classes or series, and of such designations and par values (if any), and with such rights, preferences, privileges and restrictions as shall be determined by the Trustees in their sole discretion, without Shareholder approval, from time to time. The number of Shares is unlimited and each Share shall be fully paid and nonassessable. There shall be no cumulative voting. Subject to any provision in a Statement (as defined in Section 2 below) to the contrary, the Trustees shall have full power and authority, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders of the Trust or of the Shareholders of any series or class of Shares, to create and establish (and to change in any manner) Shares or any series or classes thereof with such preferences, voting powers, rights and privileges as the Trustees may from time to time determine; to divide or combine the Shares or the Shares of any series or classes thereof into a greater or lesser number including, without limitation, such a division or combination accomplished by means of a stock split or a reverse stock split, without thereby changing their proportionate beneficial interest in the Trust; to classify or reclassify any issued Shares into one or more series or classes of Shares; to abolish any one or more series or classes of Shares; and to take such other action with respect to the Shares as the Trustees may deem desirable. The Shares shall initially be divided into one class, a class of an unlimited number of common Shares, $0.01 par value (the "Common Shares") having the powers, preferences, rights, qualifications, limitations and restrictions described below. The Trust may also, from time to time, issue a class of an unlimited number of preferred Shares, $0.01 par value (the "Preferred Shares"), having the powers, preferences, rights, qualifications, limitations and restrictions described below.

       (a)    Common Shares.

              (i) Subject to the rights of the holders of the Preferred Shares, if any, in the event of the termination of the Trust the holders of the Common Shares shall be entitled to receive pro rata the net distributable assets of the Trust.

              (ii) The holders of the Common Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Common Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine.

              (iii) Subject to the rights of the holders of the Preferred Shares, if any, dividends or other distributions, when, as and if declared by the Trustees, shall be shared equally by the holders of Common Shares on a share for share basis. The Trustees may direct that any dividends or other distributions or any portion thereof as declared and distributed shall be paid in cash to the holder, or, alternatively, may direct that any such dividends be reinvested in full and fractional Shares of the Trust if such holder elects to have them reinvested.

              (iv) The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Common Shares of any series reacquired by the Trust at their discretion from time to time. Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust.

              (v) Common Shares may be issued from time to time, without the vote of the Shareholders (or, if the Trustees in their sole discretion deem advisable, with a vote of Shareholders), either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) and on such terms as the Trustees, from time to time, may deem advisable, and the Trust may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities).

              (vi)   The   Trust   may  issue   Common   Shares  in   fractional
       denominations to the same extent as its whole Shares, and Shares in fractional denominations shall be Common Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust, but excluding the right to receive a certificate representing fractional Shares.

       (b) Preferred Shares. If the Trust issues Preferred Shares, such Shares shall be issued from time to time in one or more classes or series with such distinctive serial designations and (i) may have such voting powers, full or limited; (ii) may be subject to redemption at such time or times and at such price or prices; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of Shares; (iv) may have such rights upon the termination of, or upon any distribution of the assets of, the Trust; (v) may be made convertible into, or exchangeable for, Shares of any other class or classes or of any other series of the same or any other class or classes of Shares of the Trust, at such price or prices or at such rates of exchange and with such adjustments; and (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Shares from time to time adopted by the Trustees (or a Committee thereof) in accordance with Section 2 of this
Article IV. Any of such matters may be made dependent upon facts ascertainable outside this Declaration of Trust, or outside the resolution or resolutions providing for the issue of such Preferred Shares.

Section 2. Establishment of Class or Series of Shares. The establishment and designation of any class or series of Shares, including any Preferred Shares issued hereunder, shall be effective upon the adoption of a resolution by a majority of the then Trustees (or a Committee thereof) setting forth such establishment and designation and the relative rights and preferences of the Shares of such class or series as set forth in a written statement either executed by the President or a Vice President of the Trust, or executed by a majority of the Trustees then in office (the "Statement"). At any time that there are no Shares outstanding of any particular class or series previously established and designated, the Trustees (or a Committee thereof) may by a majority vote abolish that class or series and the establishment and designation thereof. Notwithstanding any provision of this Declaration of Trust to the contrary, no such Statement establishing and designating any class or series of Shares shall constitute an amendment to or a part of this Declaration of Trust.

Section 3. Ownership Of Shares. The ownership and transfer of Shares shall be recorded on the books of the Trust or its transfer or similar agent. No certificates certifying the ownership of Preferred Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust, as kept by the Trust or any transfer or similar agent of the Trust, shall be conclusive as to who are the holders of the Shares and as to the number of Shares held from time to time by each Shareholder.

Section 4. No Preemptive Rights, Etc. The holders of Shares of any class or series shall not, as such holders, have any right to acquire, purchase or subscribe for any Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine. The holders of Shares of any class or series shall have no appraisal rights with respect to their Shares and, except as otherwise determined by resolution of the Trustees in their sole discretion, shall have no exchange or conversion rights with respect to their Shares.

Section 5. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of property shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting. Neither the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.

                                    ARTICLE V
                                    ---------

                                  THE TRUSTEES
                                  ------------

Section 1. Management of the Trust. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

Section 2. Qualification and Number. Each Trustee shall be a natural person. A Trustee need not be a shareholder, a citizen of the United States, or a resident of the Commonwealth of Massachusetts. By the vote or consent of the initial Trustee, or by a majority vote or consent of the Trustees as may subsequently then be in office, the Trustees may fix the number of Trustees at a number not less than two (2) nor more than fifteen (15) and may fill the vacancies created by any such increase in the number of Trustees. Except as determined from time to time by resolution of the Trustees, no decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 4 of Article V.

Section 3. Term and Election. Each Trustee shall hold office until the next meeting of Shareholders called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until his successor is elected and qualified, and any Trustee who is appointed by the Trustees in the interim to fill a vacancy as provided hereunder shall have the same remaining term as that of his predecessor, if any, or such term as the Trustees may determine. Any vacancy resulting from a newly created Trusteeship or the death, resignation, retirement, removal, or incapacity of a Trustee may be filled by the affirmative vote or consent of a majority of the Trustees then in office.

Section 4. Resignation and Removal. Any Trustee may resign his trust or retire as a Trustee (without need for prior or subsequent accounting except in the event of removal) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee may be removed from office only for "Cause" (as hereinafter defined) and only (i) by action of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Shares of the class or classes of Shares that elected such Trustee, or (ii) by written instrument, signed by at least sixty-six and two-thirds percent (66 2/3%) of the remaining Trustees, specifying the date when such removal shall become effective. "Cause" shall require willful misconduct, dishonesty, fraud or a felony conviction.

Section 5. Vacancies. The death, declination, resignation, retirement, removal, or incapacity, of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, or the number of Trustees as fixed is reduced, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees, and during the period during which any such vacancy shall occur, only the Trustees then in office shall be counted for the purposes of the existence of a quorum or any action to be taken by such Trustees.

Section 6. Ownership of Assets of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as automatically vested in the Trustees as shall be from time to time in office. Upon the resignation, retirement, removal, incapacity or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective without the execution or delivery of any conveyancing or other instruments. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof.

Section 7. Voting Requirements. In addition to the voting requirements imposed by law or by any other provision of this Declaration of Trust, the provisions set forth in this Article V may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article V be adopted, unless such action is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Common Shares, provided however that if there are then Preferred Shares outstanding, then such vote shall be by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Common Shares and outstanding Preferred Shares, voting together as a single class. In the event the holders of Common Shares or the holders of Preferred Shares, as the case may be, are required by law or by any other provision of this Declaration of Trust to approve such an action by a class vote of such holders, such action must be approved by the holders of at least sixty-six and two-thirds percent (66 2/3%) of such holders or such lower percentage as may be required by law or by any other provision of this Declaration of Trust.

                                   ARTICLE VI
                                   ----------

                               POWERS OF TRUSTEES
                               ------------------

Section 1. Powers. The Trustees in all instances shall have full, absolute and exclusive power, control and authority over the Trust assets and the business and affairs of the Trust to the same extent as if the Trustees were the sole and absolute owners thereof in their own right. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. In construing the provisions of this Declaration of Trust, there shall be a presumption in favor of the grant of power and authority to the Trustees.
Subject to any applicable limitation in this Declaration or any Statement relating to the issuance of Preferred Shares, the Trustees shall have power and authority:

       (a) To invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to sell or otherwise dispose of, to lend or to pledge, to trade in or deal in securities or interests of all kinds, however evidenced, or obligations of all kinds, however evidenced, or rights, warrants, or contracts to acquire such securities, interests, or obligations, of any private or public company, corporation, association, general or limited partnership, trust or other enterprise or organization, foreign or domestic, or issued or guaranteed by any national or state government, foreign or domestic, or their agencies, instrumentalities or subdivisions (including but not limited to, bonds, debentures, bills, time notes and all other evidences of indebtedness); negotiable or non-negotiable instruments; any and all options and futures contracts; derivatives or structured securities; government securities and money market instruments (including but not limited to, bank certificates of deposit, finance paper, commercial paper, bankers acceptances, and all kinds of repurchase agreements) and, without limitation, all kinds and types of financial instruments;

       (b) To adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

       (c) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

       (d) To employ one or more banks or trust companies as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

       (e) To retain one or more transfer agents and shareholder servicing agents;

       (f) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself or both;

       (g)    To set record dates for any purposes;

       (h) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, investment subadviser, transfer agent, custodian or underwriter or other independent contractor of agent;

       (i) Subject to Article IX, Section 1 hereof, to merge, or consolidate the Trust with any other corporation, association, trust or other organization; or to sell, convey, transfer, or lease all or substantially all of the assets of the Trust;

       (j) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

       (k) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

       (l) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in their or the Trust's name or in the name of a custodian or a nominee or nominees;

       (m) To authorize the issuance from time to time of one or more classes or series of Shares, and to issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer and otherwise deal in Shares and in any options, warrants or other rights to purchase Shares or any other interests in the Trust other than Shares;

       (n) To set apart, from time to time, out of any funds of the Trust a reserve or reserves for any proper purpose, and to abolish any such reserve;

       (o) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

       (p) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

       (q)    To  make   distributions   of  income  and  of  capital  gains  to
shareholders;

       (r) To borrow money; to issue notes, paper or other evidences of indebtedness; to pay interest or other fees in connection with any borrowing or indebtedness; and to pledge, mortgage, or hypothecate the assets of the Trust;

       (s)    To lend money or other assets of the Trust;

       (t) To establish, from time to time, a minimum total investment for shareholders, and to require the redemption of the Shares of any shareholders whose investment is less than such minimum upon such terms as shall be established by the Trustees;

       (u) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

       (v) To purchase and pay for out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, whether or not any such action may be determined to constitute negligence, and whether or not the Trust would have the power to indemnify such person against such liability; and

       (w) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

       Any determination made by or pursuant to the direction of the Trustees in good faith and consistent with the provisions of this Declaration of Trust shall be final and conclusive and shall be binding upon the Trust and every holder at any time of Shares, including, but not limited to the following matters: the amount of the assets, obligations, liabilities and expenses of the Trust; the amount of the net income of the Trust from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any quoted price to be applied in determining the market value, of any security or any other asset owned or held by the Trust; the fair value of any security for which quoted prices are not readily available, or of any other asset owned or held by the Trust; the number of Shares of the Trust issued or issuable; the net asset value per Share; any matter relating to the acquisition, holding and depositing of securities and other assets by the Trust; any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, a borrowing, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of, any securities, and any matter relating to the issue, sale, redemption, repurchase, and/or other acquisition or disposition of Shares of the Trust. No provision of this

Declaration of Trust shall be effective to protect or purport to protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 2. Manner of Acting, By-Laws. The By-Laws shall make provision from time to time for the manner in which the Trustees may take action, including, without limitation, at meetings within or without Massachusetts, including meetings held by means of a conference telephone or other communications equipment, or by written consents, the quorum and notice, if any, that shall be required for any meeting or other action, and the delegation of some or all of the power and authority of the Trustees to any one or more committees which they may appoint from their own number, and terminate, from time to time.

                                   ARTICLE VII
                                   -----------

                              EXPENSES OF THE TRUST
                              ---------------------

The Trustees shall have the power to reimburse themselves from the Trust property for their expenses and disbursements, to pay reasonable compensation to themselves from the Trust property, and to incur and pay out of the Trust property any other expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration of Trust, or to exercise any of the powers of the Trustees hereunder.

                                  ARTICLE VIII
                                  ------------

                 INVESTMENT ADVISER, PRINCIPAL UNDERWRITERS AND
                 ----------------------------------------------
                                 TRANSFER AGENT
                                 --------------

Section 1. Investment Adviser. The Trust may enter into a written contract with one or more persons (which term shall include any firm corporation, trust or association), hereinafter referred to as the "Investment Adviser", to act as investment adviser to the Trust and as such to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions. Any such contract shall be subject to the approval of those persons required by the 1940 Act to approve such contract, and shall be terminable at any time upon not more than 60 days' notice by resolution of the Trustees or by vote of a majority of the outstanding voting shares.

       Subject to the provisions of Section 4 of this Article VIII, any such contract may be made with any firm or corporation in which any Trustee of the Trust may be interested. The compensation of the Investment Adviser may be based upon a percentage of the net proceeds of the initial public offering of the Shares after payment of underwriting discounts and organization and offering costs, a percentage of the income or gross realized or unrealized gain of the Trust, or a combination thereof, or otherwise, as may be provided in such contract.

       Upon the termination of any contract with Nuveen Fund Advisors, LLC, or any corporation affiliated with Nuveen Investments, acting as investment adviser or manager, the Trustees are hereby authorized to promptly change the name of the Trust to a name which does not include "Nuveen" or any approximation or abbreviation thereof.

       The Trustees may, subject to applicable requirements of the 1940 Act, including those relating to shareholder approval, authorize the investment adviser to employ one or more sub-advisers from time to time to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and subadviser.

Section 2. Principal Underwriter. The Trust may enter into a written contract or contracts with an underwriter or underwriters or distributor or distributors whereby the Trust may either agree to sell Shares to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares. Any such contract may provide that the Trust shall pay such other party or parties such amounts as the Trustees may in their discretion deem reasonable and proper, and may also provide that such other party or parties may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution of the Shares. Subject to the provisions of Section 4 of this Article VIII, any such contract may be made with any firm or corporation, including, without limitation, the Investment Adviser or an affiliate of the Investment Advisor, or any firm or corporation in which any Trustee of the Trust or the Investment Adviser may be interested.

Section 3. Transfer Agent. The Trustees may in their discretion from time to time enter into one or more transfer agency and shareholder service contract(s,) whereby the other party shall undertake, to furnish the Trustees with transfer agency and shareholder services. The contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration or Trust or of the By-Laws. Such services may be provided by one or more entities.

Section 4. Parties To Contract. Any contract of the character described in Sections 1 and 2 of this Article VIII or in Article X hereof may be entered into with any corporation, firm, partnership, trust or association, including, without limitation, the investment adviser, any investment subadviser or an affiliate of the investment adviser or investment subadviser, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, or otherwise interested in such contract and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VIII, Article X, or the By-Laws. The same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Sections 1, 2 and 3 above or Article X, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.

                                   ARTICLE IX
                                   ----------

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS
                    ----------------------------------------

Section 1. Voting Powers. The Shareholders shall have power to vote only: (a) for the election or removal of Trustees as provided in Article V, (b) with respect to any investment advisory or management contract as provided in Article VIII, Sections 1 and 5, (c) with respect to any termination of the Trust or any series or class thereof to the extent and as provided in Article XIII, Section 1, (d) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article XIII, Section 4, (e) with respect to a merger or consolidation of the Trust or any series or class thereof with any corporation, association, trust or other organization or a reorganization of the Trust or class or series thereof, or a sale, lease or transfer of all or substantially all of the assets of the Trust or any series thereof (other than in the regular course of the Trust's investment activities) to the extent and as provided in this Article IX, Section 1, (f) to the same extent as the shareholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the shareholders, provided, however that a shareholder of a particular class or series shall not be entitled to bring any derivative or class action on behalf of any other class or series of the Trust, and (g) with respect to such additional matters relating to the Trust as may be required by law, the 1940 Act, this Declaration of Trust, the By-Laws of the Trust, any Statement relating to the issuance of classes or series of shares, or any registration of the Trust with the Commission or any State, or otherwise as the Trustees may consider necessary or desirable.

       The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Common Shares shall be required to approve, adopt or authorize (i) a conversion of the Trust from a closed-end investment company to an open-end investment company, (ii) a merger or consolidation of the Trust or a series or class of the Trust with any corporation, association, Trust or other organization or a reorganization of the Trust or a series of class of the Trust, (iii) a sale, lease or transfer of all or substantially all of the assets of the Trust (other than in the regular course of the Trust's investment activities), or (iv) a termination of the Trust or a class or a series of the Trust (other than a termination by the Trustees as provided for in Section 1 of
Article XIII hereof), unless in each and every case such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of Trustees fixed in accordance with this Declaration of Trust or the By-Laws, in which case the affirmative vote of the holders of at least a majority of the outstanding Common Shares shall be required, provided however, that if there are then Preferred Shares outstanding, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Common Shares and outstanding Preferred Shares, voting as a single class, shall be required unless in each and every case such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of Trustees fixed in accordance with this Declaration of Trust or the By-Laws, in which case the affirmative vote of the holders of at least a majority of the outstanding Common Shares and Preferred Shares, voting as a single class, shall be required; provided further, that where only a particular class or series is effected, only the required vote by the applicable class or series shall be required, and provided further that except as may otherwise be required by law, if there are then Preferred Shares outstanding, in the case of the conversion of the Trust from a closed-end investment company to an open-end investment company, or in the case of any of the foregoing transactions constituting a plan or reorganization (as such term is used in the 1940 Act) which adversely affects the Preferred Shares within the meaning of Section 18(a)(2)(D) of the 1940 Act, approval, adoption or authorization of the action in question will also require the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the Preferred Shares voting as a separate class; provided, however, that such separate class vote shall be a majority vote if the action in question has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of Trustees fixed in accordance with this Declaration of Trust or the By-Laws. Nothing contained herein shall be construed as requiring approval of Shareholders for any transaction, whether deemed a merger, consolidation, reorganization or otherwise whereby the Trust issues

Shares in connection with the acquisition of assets (including those subject to liabilities) from any other investment company or similar entity).

       In addition to the voting requirements imposed by law or by any other provision of this Declaration of Trust, the provisions set forth in this Article IX may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article IX be adopted, unless such action is approved by the affirmative vote of the holders or at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Common Shares, or if there are then outstanding Preferred Shares, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Common Shares, and outstanding Preferred Shares, voting as a single class. In the event the holders of Common Shares or the holders of Preferred Shares, as the case may be, are required by law to approve such an action by a class vote of such holders, such action must be approved by the, holders of at least sixty-six and two-thirds percent (66 2/3%) of (such holders or such lower percentage as may be required by law. Any series of a class which is adversely affected in a manner different from other series of the same class shall together with any other series of the same class adversely affected in the same manner, be treated as a separate class under this Section 1.

Section 2. Meetings. Meetings of the Shareholders may be called and held from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Meetings of the Shareholders shall be held at such place within the United States as shall be fixed by the Trustees, and stated in the notice of the meeting. Meetings of the Shareholders may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth of the outstanding Shares entitled to vote. Shareholders shall be entitled to at least ten days' written notice of any meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of the adjournment.

Section 3. Quorum and Action. (a) The Trustees shall set in the By-Laws the quorum required for the transaction of business by the Shareholders at a meeting, which quorum shall in no event be less than thirty percent (30%) of the Shares entitled to vote at such meeting. If a quorum is present when a duly called or held meeting is convened, the Shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of Shareholders originally present leaves less than the proportion or number otherwise required for a quorum. Notwithstanding the foregoing, when holders of Preferred Shares are entitled to elect any of the Trustees by class vote of such holders, the holders of 33 1/3% of such Shares entitled to vote at a meeting shall constitute a quorum for the purpose of such an election.

       (b) The Shareholders shall take action by the affirmative vote of the holders of a majority, except in the case of the election of Trustees which shall only require a plurality, of the Shares present in person or by proxy and entitled to vote at a meeting of Shareholders at which a quorum is present, except as may be otherwise required by, any provision of this Declaration of Trust, any resolution of the Trustees which authorizes the issuance of Preferred Shares, or the By-Laws.

Section 4. Voting. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust shall not be voted. There shall be no cumulative voting in the election of Trustees or on any other matter submitted to a vote of the Shareholders. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or the By-Laws of the Trust to be taken by Shareholders.

Section 5. Action by Written Consent in Lieu of Meeting of Shareholders. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting by written action signed by all of the Shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those Shareholders, unless a different effective time is provided in the written action.

                                    ARTICLE X
                                    ---------

                                    CUSTODIAN
                                    ---------

       All securities and cash of the Trust shall be held by one or more custodians and subcustodians, each meeting the requirements for a custodian contained in the 1940 Act, or shall otherwise be held in accordance with the 1940 Act. The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodians, and approved by the Trustees, provided that in every case such sub-custodian shall meet the requirements for a custodian contained in the 1940 Act and the rules and regulations thereunder and in any applicable state Securities or blue sky laws.

                                   ARTICLE XI
                                   ----------

                                  DISTRIBUTIONS
                                  -------------

       The Trustees may in their sole discretion from time to time declare and pay such dividends and distributions to shareholders as they may deem necessary or desirable, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with this Declaration of Trust and good accounting practices.

                                   ARTICLE XII
                                   -----------

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1. Limitation of Liability. No personal liability for any debt or obligation of the Trust shall attach to any Trustee of the Trust. Without limiting the foregoing, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser, subadviser, principal underwriter or custodian of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee. Nothing contained herein shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross, negligence or reckless disregard of the duties involved in the conduct of his office.

       Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon.

       Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, shall recite that the same was executed or made by or on behalf of the Trust by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recitals as they or he may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

       All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

Section 2. Trustees' Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable only for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 4. Indemnification. Subject to the exceptions and limitations contained in this Section 4, every person who is, or has been, a Trustee, officer, employee or agent of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person"), shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

       No indemnification shall be provided hereunder to a Covered Person:

       (a) against any liability to the Trust or its Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

       (b) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust; or

       (c) in the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b)) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct:

              (i) by a vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

              (ii)   by written opinion of independent legal counsel.

       The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which

Trust personnel other than Covered Persons may be entitled by contract or otherwise under law.

       Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this
Section 4 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 4, provided that either:

       (a) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

       (b)    a  majority  of the  Disinterested  Trustees  acting on the matter
(provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

       As used in this Section 4, a "Disinterested Trustee" is one (x) who is not an Interested Person of the Trust (including anyone, as such Disinterested Trustee, who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), and (y) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.

       As used in this Section 4, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits, proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

Section 5. Shareholders. No personal liability for any debt or obligation of the Trust shall attach to any Shareholder or former Shareholder of the Trust. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions, or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of any Share or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

                                  ARTICLE XIII
                                  ------------

                                  MISCELLANEOUS
                                  -------------

Section 1. Termination of Trust. (a) Unless terminated as provided herein, the Trust shall continue, without limitation of time. Except as may be set forth in any Statement relating to the issuance of Preferred Shares, the Trust, or any class or series thereof may be terminated at any time by the Trustees by written notice to the Shareholders without a vote of the shareholders of the Trust, or the class or series as the case may be, or by the affirmative vote of the shareholders entitled to vote at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Common Shares in the case of the termination of the Trust, or by the effected class or series as the case may be in the event of the termination of a class or series, unless such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of Trustees fixed in accordance with this Declaration of Trust or the By-Laws, in which case the affirmative vote of the holders of at least a majority of the outstanding Common Shares or the applicable class or series as the case may be, shall be required, provided however that if there are then outstanding Preferred Shares, such vote with respect to the termination of the Trust shall be by the affirmative vote of the shareholders entitled to vote at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Common Shares and Preferred Shares, voting as a single class, unless such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of Trustees fixed in accordance with this Declaration of Trust or the By-Laws, in which case the affirmative vote of the holders of at least a majority of the outstanding Common Shares and Preferred Shares voting as a single class shall be required.

       Upon termination of the Trust or any series or class thereof, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust or the applicable series or class to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the holders of Preferred Shares, if any, in the manner set forth by resolution of the Trustees, and to the holders of Common Shares held by such holders on the date of termination in the event of a termination of the Trust, or to Shareholders of the applicable series or class, as the case may be.

Section 2. Filing of Copies, References, Headings. The original or a copy of this instrument, each amendment hereto and any Statement authorized by Article III, Section 2 hereof shall be kept in the office of the Trust where it may be inspected by any Shareholder. A copy of this Declaration and of each amendment and Statement shall be filed by the Trustees with the Secretary of State of the Commonwealth of Massachusetts, as well as any other governmental office where such filing may from time to time be required, provided, however, that the failure to so file will not invalidate this Declaration or an properly authorized amendment or Statement. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments have been made or Statements authorized and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such amendments or Statements. In this instrument or in any such amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as a whole and as amended or affected by any such amendment. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 3. Trustees May Resolve Ambiguities. The Trustees may construe any of the provisions of this Declaration insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

Section 4. Amendments. Except as otherwise specifically provided in this Declaration of Trust, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees with the consent of shareholders holding more than fifty percent (50%) of Shares entitled to vote. In addition, notwithstanding any other provision to the contrary contained in this Declaration of Trust, the Trustees may amend this Declaration of Trust without the vote or consent of shareholders (i) at any time if the Trustees deem it necessary in order for the Trust or any series or class thereby to meet the requirements of applicable Federal or State laws or regulations, or the requirements of the regulated investment company provisions of the Internal Revenue Code, (ii) change the name of the Trust or to supply any omission, cure any ambiguity or cure, correct or supplement any defective or inconsistent provision contained herein, or (iii) for any reason at any time before a registration statement under the Securities Act of 1933, as amended, covering the initial public offering of Shares has become effective.

       IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this _5th day of December 2014.

      /s/ William Adams IV                          /s/ Robert P. Bremner
-----------------------------                     ------------------------------
William Adams IV                                  Robert P. Bremner
 as Trustee                                        as Trustee
333 West Wacker Drive                             333 West Wacker Drive
Chicago, Illinois 60606                           Chicago, Illinois  60606


/s/ Jack B. Evans                                   /s/ William C. Hunter
-----------------------------                     ------------------------------
Jack B. Evans,                                    William C. Hunter,
 as Trustee                                        as Trustee
333 West Wacker Drive                             333 West Wacker Drive
Chicago, Illinois 60606                           Chicago, Illinois  60606


/s/ David J. Kundert                                /s/ John K. Nelson
-----------------------------                     ------------------------------
David J. Kundert,                                 John K. Nelson,
 as Trustee                                        as Trustee
333 West Wacker Drive                             333 West Wacker Drive
Chicago, Illinois 60606                           Chicago, Illinois  60606


/s/ William J. Schneider                            /s/ Thomas S. Schreier, Jr.
-----------------------------                     ------------------------------
William J. Schneider,                             Thomas S. Schreier, Jr.,
 as Trustee                                        as Trustee
333 West Wacker Drive                             333 West Wacker Drive
Chicago, Illinois 60606                           Chicago, Illinois  60606


/s/ Judith M. Stockdale                             /s/ Carole E. Stone
-----------------------------                     ------------------------------
Judith M. Stockdale,                              Carole E. Stone,
 as Trustee                                        as Trustee
333 West Wacker Drive                             333 West Wacker Drive
Chicago, Illinois 60606                           Chicago, Illinois  60606


/s/ Virginia L. Stringer                            /s/ Terence J. Toth
-----------------------------                     ------------------------------
Virginia L. Stringer,                             Terence J. Toth,
 as Trustee                                        as Trustee
333 West Wacker Drive                             333 West Wacker Drive
Chicago, Illinois 60606                           Chicago, Illinois  60606